UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 17, 2012

AMERICAN REALTY CAPITAL PROPERTIES, INC.

(Exact name of Registrant as specified in its charter)

Maryland	001-35263	45-2482685
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue New York, New York 10022
(Address, including zip code, of principal executive offices)

(212) 415-6500
Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Change in Transfer Agent

Effective in April 2012, American Realty Capital Properties, Inc. (the “Company”) appointed Computershare, Inc. and Computershare Trust Company, N.A. (collectively, “Computershare”) to serve as the Company’s transfer agent and registrar. The Company also appointed Computershare to serve as the administrator of the Plan, as defined and described below. Effective immediately, please forward all correspondence regarding administrative services related to an investment in the Company or participation in the Plan to Computershare at:

Regular Mail	Overnight Delivery
American Realty Capital Properties, Inc. c/o Computershare Investor Services P.O. Box 43078 Providence, RI 02940	American Realty Capital Properties, Inc. c/o Computershare Investor Services 250 Royall Street Canton, MA 02021
Phone 1-800-736-3001 (U.S.) 1-781-575-3100 (non-U.S.)	Email web.queries@computershare.com

Direct Stock Purchase and Distribution Reinvestment Plan

Effective in April 2012, the Company adopted a Direct Stock Purchase and Dividend Reinvestment Plan (the “Plan”). Computershare will serve as the administrator of the Plan. The Company mailed notice of the Plan to its stockholders in April 2012.

The information set forth above with respect to the Plan does not purport to be complete in scope and is qualified in its entirety by the full text of the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

April 17, 2012	By:	/s/ Nicholas S. Schorsch
	Name:	Nicholas S. Schorsch
	Title:	Chief Executive Officer and
Chairman of the Board of Directors